CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

     This agreement made and entered into this 1st day of April, 1995 , in Taguig Metro Manila by and between:

     Regent Apparel Corporation, a corporation duly organized and existing under and by virtue of laws of the Republic of the Philippines, with address at Malungay Road, FTI Complex, Taguig, Metro Manila and in this stance represented by its President and Gen. Manager, Dante Umali, herein after referred to as LESSOR.

                                      -and-

     Three-Five Systems Pacific, Inc., a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with an address at Electronics Avenue, FTI Complex, Taguig, Metro Manila and in this stance represented by its Chief Financial Officer, Randal L. Buness, hereinafter referred to as LESSEE.



                                   WITNESSETH:

     WHEREAS, the LESSOR has leased from the Food Terminal Inc. Lot No. 39 B with an area of 1,970 sqm. more or less, said lot located at Malungay Road, FTI Complex, Taguig, Metro Manila and where the leasehold is effective up to January 21, 2006.

     WHEREAS, the LESSOR, is the owner of the warehouse type factory building erected on lot 39 B located at Malungay Road, FTI Complex, Taguig, Metro Manila, hereinafter referred to as the LEASED PREMISES.

     WHEREAS, the LESSEE, desires to lease the above mentioned premises and the LESSOR is willing to lease unto the LESSEE the said premises subject to the terms and conditions hereinafter stipulated.

     1. Object of Lease. LESSOR hereby sub-leases unto the LESSEE Lot No. 39 B with an area of 1,970 sqm, more or less located at Malungay Road, FTI Complex Taguig, Metro Manila and leases unto the LESSEE the warehouse type factory building erected thereon. Included in the lease are the use of the following improvements thereon and the amenities located therein:

         1.1     Five telephone lines
         1.2 One unit package type air-conditioning located at the ground floor main office
         1.3     Tables and chairs located at ground floor main office
         1.4 One unit air-conditioning window type unit located at the mezzanine floor office
         1.5 Tables and chairs, conference table located at mezzanine floor office
         1.6     Wooden folding chairs located at the canteen area
         1.7     Bundy clock and time card racks located at the main entrance
         1.8 Electrical convenience outlets installed at the production area and warehouses
         1.9 Electrical lighting fixtures installed at production area and warehouses
         1.10    Smock racks
         1.11    Water Tanks located within the lot area
         1.12    Water Pump

    A detailed listings of the fixtures is given in annex 1 hereof and is considered part of the Contract.

    2. Duration of the Lease. The Lease period shall be for Two Years and shall commence on April 1, 1995 and unless otherwise agreed upon expire at the mid-night of March 31, 1997 . LESSEE has option to renew this Lease Contract under such terms and conditions as shall be mutually agreed upon by the parties, provided however, that the LESSEE gives written notice to LESSOR of intention to renew three months before the expiry date of this Contract of Lease and completes the negotiation for the renewal within a month or at the latest two months before the expiry date. Failure to notify or complete negotiations on the above specified time will mean the LESSEE'S waiver of its right to first refusal. Within the three month period prior to expiry date of this lease, LEASED PREMISES will be open for possible lease to other prospective tenants and LESSEE during that time grants LESSOR authority to show other prospective tenants the LEASED PREMISES without begin held liable for trespassing.

    3. Amount of Rent. In consideration of the sub-lease of Lot 39 B and the lease of the lease premises, and the improvements and amenities located therein, the LESSEE agrees to pay by way of rent a sum of Philippine Pesos One Hundred Sixty - Seven Thousand Four Hundred Fifty (P 167, 450.00) per month during the first year of the term of this Contract of Lease and Philippine Pesos One Hundred Eighty Thousand (P 180,000.00) per month during the second year (and, if applicable, Philippine Pesos One Hundred Ninety Four Thousand Five Hundred (P 194,500.00) per month during the third year and Philippine Pesos Two Hundred Eight Thousand (P 208,000.00) per month during the fourth year) of the term of this Contract of Lease. In case, the Value added Tax is imposed by the government, the amount imposed shall be borne by the LESSEE. Payment shall be due within the first Five (5) Days of each month without necessity of demand and LESSEE shall without delay deliver to the LESSOR of his designated agents the rent due. Payments made after the said five (5) day period shall be considered delinquent and a surcharge at the rate of 2% per month or pro-rata fraction thereof shall be imposed on the delinquent payments in addition to the rent due.

    4. Security Deposit. The LESSEE shall deposit with the LESSOR an amount equal to Three (3) months rental. Any difference between the amount of the deposit and the amount of the monthly rental attributable to an increase in rental pursuant to Paragraph 3 shall be paid by the LESSEE within five (5) days after receipt of written notice from LESSOR.

    5. Treatment of Security Deposit. The deposit shall be returned without interest by the LESSOR to the LESSEE within forty-five (45) days after the expiration of the term of this Contract of Lease or when there is a renewal within the period indicated, less whatever sum or sums as may be owing the LESSOR at the time including damage on the LEASED PREMISES and only after all bills chargeable to the LESSEE are paid. Nothing herein contained shall be understood as granting the LESSEE the right to require, before the termination of the term of this Contract of Lease, that the deposit be applied against overdue rentals and other outstanding accounts owing to the LESSOR so as to keep the LESSEE'S account current.

    6. Use of the Lease Premises. The LESSEE shall use the LEASED PREMISES for the assembly, manufacture and testing of the products of LESSEE. The LESSEE shall not devote the LEASED PREMISES for other uses without written consent of the LESSOR (which consent shall not be unreasonably withheld), it being expressly agreed that if at any time during the term of this Contract of Lease and without previous consent of the LESSOR the LEASED PREMISES are used for other purposes, which other use is not discontinued within 30 days after written notice by LESSOR, LESSEE shall be in breach of this Contract of Lease.

    7. Alterations, Additions, Improvements etc. The LESSEE shall not make any alterations, additions or improvements without the prior written consent of the LESSOR (which consent shall not be unreasonably withheld). Provided however, that all such alterations, additions or improvements by either party within the LEASED PREMISES, except the movable furniture and fixtures put in at the expense of the LESSEE and removable without defacing or injuring the building or the LEASED PREMISES shall become the property of the LESSOR.

    8. Prohibitions. The LESSEE shall not bring into or store in the LEASED PREMISES anything of a highly inflammable nature or explosive materials nor install any apparatus machinery or equipment which may cause strenuous tremors on the building, or unduly expose the LEASED PREMISES to fire or increase the fire hazard of the building or change the insurance rate of the building, or any other article which the LESSOR may reasonably prohibit, it being understood that should the LESSEE do so, not only shall the latter be responsible for all damages which such violation may cause the LESSOR and/or other tenants, and if LESSEE does not discontinue such prohibited use within 30 days after written notice by LESSOR, LESSEE shall be in breach of this Contract of Lease. Furthermore, if the LESSEE uses the building in such manner as to result to an increase in the rate of insurance payable by the LESSOR the increase shall be for the account of the LESSEE.

    9. Rules and Regulations etc. The LESSEE shall comply with any and all uniformly imposed non-discriminatory reasonable rules and safety regulations which may be promulgated by the LESSOR, FTI Administration or any instrumentalities of the government regarding the use, occupancy and sanitation of the LEASED PREMISES; provided however, no such rule or regulation promulgated by the LESSOR shall abrogate any right granted to LESSEE in this Contract of Lease. If any future law or regulation requires structural or extraordinary modifications to the LEASED PREMISES solely as a result of the particular use of the LEASED PREMISES by LESSEE, LESSEE shall perform such structural or extraordinary repairs and modifications. If, however, such future law or regulation is applicable to premises generally, LESSOR shall make such extraordinary repair or structural modification.

    10. Liabilities for Suit etc. The LESSEE shall indemnify and hold harmless the said LESSOR against all actions, suits damages and claims by whomsoever they maybe brought or made by reason of non-observance of said rules, regulations, ordinances or laws or of the convenants of this Contract of Lease, except to the extent cause by the gross negligence, recklessness or willful misconduct of LESSOR, its agents, servants, contractors or employees. The LESSOR shall indemnify and hold harmless the LESSEE against all actions, suits, damages and claims by whomsoever they maybe brought or made by reason of non observance or non performance of the covenants of the Contract of Lease or attributable to the negligence, recklessness or willful misconduct of the LESSOR, its agents, servants, contractors or employees.

    11. Public Utilities. The LESSEE shall pay for its water, gas, telephone services, electricity, garbage collection fees and other public services and utilities.

    12. Injury and Damage. The LESSEE agrees to assume full responsibility for any damage which maybe caused to the person or property of third persons while remaining either casually or on business on any part of the LEASED PREMISES and further binds itself to hold the LESSOR free and harmless from any such claim for injury or damage unless such injury or damage is due to the gross negligence, recklessness or willful misconduct of the LESSOR, its agents, contractors, servants or employees or due to the breach by LESSOR of this Contract of Lease. The LESSOR shall not be liable nor responsible for (a) presence of bugs, vermins, ants and insects in the LEASED PREMISES or (b) for the failure of water and/or electrical supply or (c) damage arising from acts or negligence of LESSEE or its agents, employees, representatives or any and all other persons.

    13. Damage to LEASED PREMISES. In case of damage to the LEASED PREMISES or it appurtenances due to fire, earthquake, war or any unforeseen causes, the LESSEE shall give notice thereof to the LESSOR and the LEASED PREMISES shall be repaired at the expense of the LESSOR as speedily as possible after such notice, but if the LEASED PREMISES are so destroyed as to not be capable of restoration within 60 days, LESSEE may demand the rescession of this Contract of Lease, and in such case the deposit shall be returned in accordance with Paragraph 5 of this Contract of Lease. No compensation or claim shall be allowed against the LESSOR, by reason of inconvenience, annoyance or injury to the LESSEE'S business arising out of the necessity of repairing any portion of the building, no matter how the necessity may arise, provided, however, LESSOR shall make its best effort to minimize any disruptions of LESSEE'S business in the LEASED PREMISES.

    14. Inspection of the LEASED PREMISES. The LESSOR or its authorized agents shall, upon reasonable advance notice to LESSEE, have the right to enter the LEASED PREMISES during regular business hours to examine the same or to make alterations or repairs, or for any purpose it may deem necessary for the operation or maintenance of the building, provided, however, LESSOR shall use its best efforts to minimize any disruptions of LESSEE'S business in the LEASED PREMISES.

    15. Sub-Lease, Transfer of Rights. The LESSEE shall not assign or transfer its rights of this Contract of Lease nor sub-lease or sub-let all or any part of the LEASED PREMISES, without the prior consent of the LESSOR (which consent shall not be unreasonably withheld) and no rights, title or interest thereto or therein shall be conveyed on or vested in anyone other than the LESSEE without such written consent.

    16. Repairs. The LESSEE shall allow the LESSOR upon reasonable advance notice to make repairs, or to undertake those who work, for the preservation, maintenance, conservation of the building to the LEASED PREMISES during regular business hours. The LESSEE for its part shall allow the maintenance or repairmen of the LESSOR access to the LEASED PREMISEES whenever maintenance or repair is necessary. In the event, that such maintenance or repair work should extend beyond the working hours of the LESSEE, the LESSOR shall, at its expense, provide the necessary guard within the LEASED PREMISES so that no damage, pilferage or any untoward acts may happen within the LEASED PREMISES while the repair or maintenance work is being undertaken. LESSEE hereby relieves and releases the LESSOR, its officers and employees, from any and all liability that maybe caused by such maintenance or repair work , except to the extent caused by the gross negligence, recklessness, or willful misconduct of LESSOR, its agents, servants, contractors or employees. Expenses for the repair of the alterations, additions, improvements and other fixtures introduced by the LESSEE shall be for its account, except to the extent caused by the gross negligence, recklessness, or willful misconduct of LESSOR, its agents, servants, contractors or employees. Only the repair and maintenance of the structure and appurtenances of the building existing before the term of this Contract of Lease shall be for the account of the LESSOR.

    17. Bulbs and other Electrical Fixtures. Before the commencement of this Contract of Lease, the LESSOR shall make operable all original electrical fixtures and other such similar items. Replacement of all bulbs, fluorescent tubes, starters as well as the repair and the replacement of extra fixtures and connections within the LEASED PREMISES will be furnished, repaired or installed, for account of the LESSEE.

    18. LESSEE'S Installation. The LESSEE, at its expense, upon written approval of the LESSOR (which approval shall not be unreasonably withheld) may install the necessary installation required by its business provided the strength and the general structure of the building of the LEASED PREMISES are not thereby impaired or otherwise adversely affected and provided further that other conditions of this Contract of Lease are not thereby violated.

    19. Extra Electrical and Other Connections. The installation of additional electric, water, telephone and/or gas connections and fixtures in the LEASED PREMISES shall be for the account and expense of the LESSEE, who is authorized to make the same only after obtaining the prior written consent and approval of the LESSOR (which consent and approval shall not be unreasonably withheld) such installation should be made in such a way as to cause no injury or damage to the LEASED PREMISES, provided, however that in the installation of additional electrical appliances where extra outlets are necessary the LESSEE shall first furnish the LESSOR a plan of the additional electrical outlets for its approval (which approval shall not be unreasonably withheld), and the LESSEE shall employ only the services of licensed electricians reasonable acceptable to the LESSOR so that additional load or current shall be within the capacity of the main switch of the panel thereby minimizing fire hazards and shall further comply with the requirements of Fire Department and/or Government authorities.

    20. Termination of Lease. The LESSEE agrees to return and surrender the LEASED PREMISES at the expiration or earlier termination of this Contract of Lease in as good condition as reasonable wear and tear will permit and without undue delay whatsoever devoid of all occupants, furniture, article or objects of any kind except for items enumerated in Annex 1 hereof and for alterations, additions or improvement which the LESSOR may elect to take in accordance with provisions of Paragraph 7 hereof.

    21. Failure to Surrender. If the LEASED PREMISES are not surrendered at the expiration of the term or the earlier termination of this Contract of Lease, the LESSEE shall be responsible to the LESSOR for all actual (but not consequential) damages which the latter may suffer by reason thereof and will indemnify the LESSOR against any and all claims made by any succeeding tenants against the LESSOR, resulting from the delay by the LESSOR to deliver possession of the LEASED PREMISES to such succeeding tenants so far as such delay is incurred by the failure of the LESSEE to surrender the LEASED PREMISES on time.

    22. Waiver of Subrogation. LESSOR and LESSEE each hereby waive any and all rights of recovery against the other on account of loss or damage occassioned to such waiving party or its property or property of other under its control to the extent that such loss or damage is insured against under any policy of insurance which either may have against either party by respective insurer of LESSOR and LESSEE.

    23. Non-waiver. The failure of the LESSOR to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of any rights or remedy that LESSOR may have, not shall it be construed as a waiver of any subsequent breach of default of the terms, conditions and covenants hereof, which terms and conditions and covenants shall continue to be in full force and effect. No waiver by the LESSOR of any of its rights under this Contract of Lease shall be deemed to have been made unless expressed in writing and signed by LESSOR.

    24. Breach of Default. The LESSEE agrees to observe strictly and faithfully the covenants and conditions herein set forth and in case the LESSEE fails to pay the agreed rental on time, which failure is not cured by LESSEE within ten
(10) days after written notice thereof by LESSOR, or materially violates any of the herein covenants and conditions, which material violation is not cured within thirty (30) days after written notice thereof by LESSOR or, in the event such material violation cannot be cured within thirty (30) days, the LESSEE does not promptly begin to cure such material violation and diligently pursue such cure to completion, then the LESSOR shall have the right to terminate and cancel this Contract of Lease even before the exploration of the term hereof without further notice to the LESSEE and without absolving the latter from its obligation to pay the rentals for the remaining portion of the term of this Contract of Lease. The LESSEE shall be liable for any and all past due rental.

    25. Waiver of Lien over Machineries, etc. LESSOR hereby disclaims and waives any statutory, common law or other lien, claim or interest, including any so called "Landlord's lien" it may have against the furnitures, fixtures, machineries and or equipments of LESSEE or any permitted sub-leasee or sub-tenant located with the LEASED PREMISES except for items listed in Annex 1 hereof and for alterations, additions, or improvements which LESSOR may elect to take in accordance with provision of Paragraph 7 hereof.

    26. Relief and Penalties. Should either the LESSOR or the LESSEE be constrained to procure the services of an Attorney-at-Law to obtain relief against the other, the non-prevailing party, in addition to the damages mentioned herein, shall pay an amount equivalent to 25% of the amount claimed in the complaint as attorney's fees (with a minimum of P 3,000.00), aside from the costs of the litigation and other expenses which the law may entitle the prevailing party to recover from the non-prevailing party. Provision of a penal character in the other sections of this Contract of Lease shall be considered as cumulative to this provision.

    27. Ground Lease. The LESSOR shall be responsible for the payment of the land lease. By its signature below, Food Terminal, Inc., the landlord under the referenced land lease (herein after, the "Master Landlord") agrees that notwithstanding any breach or default by LESSOR under the land lease, ant notwithstanding any termination of the Land lease as a result of such breach or default, provided that LESSEE is in not in material breach of this Contract of Lease. Master Landlord shall honor this Contract of Lease, shall not disturb the LESSEE'S possession of the LEASED PREMISES, and shall hold LESSEE in quiet enjoyment of the LEASED PREMISES. Upon receipt by LESSEE of written notice from Master Landlord that LESSOR is in default under the land lease, LESSEE shall thereafter pay all rent under this Contract of Lease directly to Master Landlord until such time as the default in the Land Lease by the LESSOR is cured and LESSOR agrees such payment by LESSEE shall satisfy its obligation under this Contract of Lease to pay rent.

    28. Insurance. LESSOR shall maintain a policy or policies of casualty insurance on the building in which the LEASED PREMISES are located. LESSOR shall deliver to LESSEE certificates evidencing the existence of such insurance. LESSEE shall maintain a policy of casuality insurance on its furniture, fixtures, equipments and other personal property in the LEASED PREMISES. LESSEE shall deliver to LESSOR certificate evidencing such insurance on the contents of the building and a commercial general liability insurance coverage for third party claims.

    29. Quiet Enjoyment. LESSOR covenants LESSEE that upon LESSEE performing and observing the agreements and conditions on its part to be performed and observed under this Contract of Lease, LESSEE shall and may peaceably and quietly have, hold, and enjoy the LEASED PREMISES and all rights of the LESSEE hereunder without any manner of hindrance or molestation by LESSOR or any persons claiming by, through, or LESSOR.

    IN WITNESS WHEREOF, the parties have hereunto set their hands this 1st day of April , 1995 in Taguig, M.M.




                                                LESSOR

                                                REGENT APPAREL CORPORATION



                                                By:  /s/ Dante Umali
                                                     ---------------------------
                                                         Dante Umali

                                                Its:  President and GM



                                                LESSEE

                                                THREE-FIVE SYSTEMS PACIFIC, INC.



                                                By:  /s/ Randal L. Buness
                                                    ----------------------------
                                                         Randal L. Buness

                                                Its:  Chief Financial Officer



                                                MASTER LANDLORD

                                                FOOD TERMINAL, INC.



                                                By:  /s/ Romeo David
                                                     ---------------------------
                                                         Romeo David

                                                Its:  President

                                                                         ANNEX 1

LIST OF REGENT APPAREL CORPORATION FURNITURE AND EQUIPTMENT LOANED TO THREE-FIVE SYSTEMS, INC. UNDER THIS CONTRACT OF LEASE


1.       Located at the mezzanine office
         1.1      Executive table                                   -   2 units
         1.2      Back working cabinet                              -   2 units
         1.3      Carrier room air-conditioning
                    3/4 HP                                          -   1 unit
         1.4      Carrier room air-conditioning
                    1/2 HP                                          -   1 unit
         1.5      Conference table                                  -   1 unit
         1.6      Conference table chairs                           -   7 units
         1.7      Filing cabinet, single drawer safe combination    -   1 unit
         1.8      Telephone units                                   -   6 units

2.       Located at the ground floor administrative office
         2.1      Executive tables                                  -   9 units
         2.2      Clerical chairs                                   -   8 units
         2.3      Executive chairs                                  -   1 unit
         2.4      Koppel package type air-con                       -   1 unit
         2.5      Filing cabinet                                    -   3 units
         2.6      Telephone units                                   -   5 units

3.       Located at production planning and control room
         3.1      Executive table                                   -   1 unit
         3.2      Clerical table                                    -   6 units
         3.3      Filing cabinet                                    -   2 units
         3.4      Room air-con (for repair)                         -   2 units
         3.5      Clerical chairs                                   -   6 units
         3.6      Cabinet free standing wooden                      -   2 units

4.       Located at the canteen
         4.1      Wooden folding chairs                             -  50 units
         4.2      Exhaust fans - 34 inch blade                      -   1 unit

5.       Production area
         5.1      Installed double fluorescent lamp ballast         - 265 units
         5.2      Installed single ballast fluorescent lamp ballast -  16 units
         5.3      Mercury lamp lighting                             -  17 units
         5.4      Niagara exhaust fans - 34 inch blade              -   7 units
         5.5      Dust collector (mechanized)                       -   1 unit
         5.6      Install overhead convenient outlet                - 142 units
         5.7      Installed fire hydrant hose                       -   5 units
         5.8      Bundy clock                                       -   1 unit
         5.9      Water pump - 1 HP motor                           -   1 unit
         5.10     Elevated water tank                               -   2 units